AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 2005	REGISTRATION NO. 333-121818

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)
TurboChef Technologies, Inc.
Six Concourse Parkway, Suite 1900
Atlanta, Georgia 30328
(678) 987-1700
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

48-1100390 (I.R.S. Employer Identification number)
Dennis J. Stockwell, Esq.
Vice President, General Counsel and Secretary
Six Concourse Parkway, Suite 1900
Atlanta, Georgia 30328
(678) 987-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:
Reinaldo Pascual, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, Suite 2800 Atlanta, Georgia 30309 (404) 815-6500	Ernest W. Torain, Jr., Esq. Vedder, Price, Kaufman & Kammholz, P.C. 222 N. LaSalle Street, Suite 2600 Chicago, Illinois 60601 (312) 609-7500
Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment is being filed to de-register shares of common stock.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐__________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

On January 3, 2005, TurboChef Technologies, Inc. (the “Registrant”) filed a registration statement on Form S-3 (File No. 333-121818) (the “Registration Statement”) with respect to 5,750,000 shares of the Registrant’s common stock, par value $.01 per share, to be sold by it and certain selling stockholders in an underwritten public offering. The shares registered thereby included 750,000 shares of common stock pursuant to a thirty-day option granted by one of the selling stockholders to the underwriters to cover over-allotments, if any. On February 2, 2005, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

The over-allotment option was not exercised by the underwriters in connection with the offering. Accordingly, the Registrant hereby respectfully requests that the Commission remove from registration the 750,000 shares of its common stock that were not sold in the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 4, 2005.

TURBOCHEF TECHNOLOGIES, INC.

By:	/s/ James A. Cochran
James A. Cochran
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on March 4, 2005:

Signature	Title
* Richard E. Perlman	Chairman of the Board of Directors
* James K. Price	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ James A. Cochran James A. Cochran	Chief Financial Officer (Principal Financial and Accounting Officer)
* William A. Shutzer	Director
* Raymond H. Welsh	Director
* J. Thomas Presby	Director
* James W. DeYoung	Director
* Sir Anthony Jolliffe	Director
* By: /s/ James A. Cochran James A. Cochran as Attorney-in-Fact